UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2013

DANA RESOURCES

(Exact name of registrant as specified in charter)

Wyoming	333-138471	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Malecon Cisneros Miraflores, Lima Peru	R5 18
(Address of principal executive offices)	(Zip Code)

380 44 331 6201

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01         Entry into a Material Definitive Agreement

On August 9, 2013, Dana Resources (the "Company") entered into an Asset Acquisition Agreement (the “Agreement”) with GPB International, LLC (“GPB”).  Pursuant to the Agreement the Company acquired those assets owned by GPB related to the formulation, sales, marketing and distribution of that certain product known as B100%® (the “Assets”) including but not limited to patents, trademarks, know-how, trade secrets, supply lists and other assets and intellectual property of any kind, relating directly or indirectly to the manufacturing, sales and distribution of B100%®, which is a unique formulation and packaging for an electrolyte and vitamin enriched drinking water, held or otherwise owned by GPB,  The Company acquired the Assets in exchange for $500,000, which will be paid in a combination of cash, common stock and assumption of liabilities.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On August 13, 2013, the Company received a resignation notice from Vitaliano Lombos Jr. from all of his positions with the Company, including President, CEO, Principal Executive Officer, Treasurer, CFO, Principal Accounting Officer, Secretary, Treasurer and as Director.  Mr. Lombos took over from the former sole officer and director Len De Melt on May 3, 2013.

Mr. Lombos’ resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On August 13, 2013, the Company appointed Alan Smith as its new President, CEO, Principal Executive Officer, Treasurer, CFO, Principal Accounting Officer, Secretary, Treasurer and as Director.

Mr. Smith is currently retired but has provided financial consulting services to both public and private corporations on a periodic basis over the past 5 years.  Further, Mr. Smith served as an officer and director of Seaness Capital Corporation, a Canadian Junior Capital Pool company listed on the TSX Venture Exchange in the period from April 29, 2008 through October 22, 2010.

Mr. Smith will serve as our Director and officer until his duly elected successor is appointed or he resigns.  There are no arrangements or understandings between Mr. Smith and any other person pursuant to which he was selected as an officer or director.  There are no family relationship between Mr. Smith and any of our officers or directors.  Other than disclosed above Mr. Smith has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, during the past five years.

Item 8.01      Other Events.

Effective October 19, 2012, the Company has moved its executive offices to 6501 East Greenway Parkway, #103-412, Scottsdale, Arizona 85254.  The Company’s new telephone number is (760) 413-3927.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA RESOURCES
Date: August 26, 2013	By:	/s/ Alan Smith
Alan Smith, President & Director